LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	POWER OF ATTORNEY

	I hereby constitute and appoint each of
Mark
Hood and Diane Parsons-Salem, signing individually, as my true and lawful attorney-in-fact to:

1.	execute, for and on my behalf, in
my capacity
as an officer and/or director of Panera Bread Company (the
"Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the related rules;

2.	perform
any acts on my
behalf which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5 and to file such forms with the Securities and Exchange
Commission and any stock exchange or similar authority; and

3.	take
any other action in connection with the
foregoing which, in the opinion of
such attorney-in-fact, may be of
benefit to me, in my best interest, or
legally required, it being
understood that the documents executed by such attorney-in-fact on my behalf pursuant to this power of attorney shall be in such form and contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to
each such
attorney-in-fact full power and authority to perform any act necessary or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully as I could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted in this power of attorney. I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming any of my responsibilities to comply with Section 16 of the Securities and Exchange
Act of 1934.

This power of attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in the Company's securities, unless I revoke it earlier in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have executed this power of attorney this 29th day of August, 2002.



Domenic

Colasacco
Signature


Printed Name